Exhibit 99.1

VISTEON CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On August 12, 2013, VIHI, LLC, a wholly owned subsidiary of Visteon Corporation (together with VIHI, "Visteon"), Huayu Automotive Systems Company Limited ("HASCO"), Yanfeng Visteon Automotive Trim Systems Co., Ltd. ("YFV") and Yanfeng Visteon Automotive Electronics Co., Ltd. ("YFVE") entered into a Master Agreement (the "Master Agreement"), pursuant to which, among other things, Visteon and HASCO agreed to modify their existing ownership interests in their automobile interiors and electronics joint ventures in the People's Republic of China, including YFV and YFVE.

Pursuant to the Master Agreement, among other transactions, Visteon agreed to sell its 50% ownership interest in YFV to HASCO for pre-tax proceeds of $928 million and to sell its ownership interests in other YFV-related interiors joint ventures to YFV for additional pre-tax proceeds of approximately $96 million. Visteon also agreed to make a cash contribution of $58 million into YFVE in exchange for an additional 11% ownership interest therein, resulting in a 51% controlling ownership interest in YFVE. Pursuant to the Master Agreement, YFVE will sell its ownership interests in certain of its subsidiaries to a new holding company that will be owned 50% by Visteon and 50% by YFV. Visteon and YFV have each agreed to contribute approximately $48 million into the holding company, and may make and/or guarantee loans or additional contributions to the holding company to enable it to purchase these equity interests.

Visteon will receive distributions approximating $115 million in respect of the 2012 earnings of YFV, YFVE and certain other YFV-related entities. In addition, YFV has agreed to distribute $69 million to Visteon in respect of YFV's 2013 earnings. Pursuant to the Master Agreement, Visteon is also entitled to an additional $14 million distribution on each of June 30, 2014 and June 30, 2015 in respect of the earnings of a YFV-related interiors joint venture whose equity interests Visteon has agreed to transfer to YFV.

On December 17, 2013, Visteon completed the sale of its 50% ownership interest in YFV to HASCO and received net after-tax cash proceeds of $842 million. Dividends of $69 million in respect of YFV's 2013 earnings are expected to be received by December 31, 2013.

Unaudited Pro Forma Financial Information

The unaudited pro forma financial information contained herein includes consolidated statements of operations of Visteon for the twelve months ended December 31, 2012 and for the nine months ended September 30, 2013 and a consolidated balance sheet as of September 30, 2013. The unaudited pro forma consolidated statements of operations illustrate the results of operations as if the sale of the Company's 50% ownership interest in YFV had occurred on January 1, 2012. The following unaudited pro forma consolidated balance sheet illustrates the financial position as of September 30, 2013 as if the sale of the Company's 50% ownership interest in YFV had occurred on September 30, 2013.

Pro forma adjustments are described in the accompanying notes to the unaudited pro forma financial information and are based upon information available at the time of preparation and reflect certain assumptions that the Company believes are reasonable under the circumstances. Accordingly, the pro forma adjustments reflected in the unaudited pro forma financial information are preliminary and subject to revision and the actual amounts ultimately reported could differ from these estimates. The unaudited pro forma financial information is for informational purposes only and is not necessarily indicative of the operating results or financial position that would be achieved had the Company's sale of its 50% equity ownership interest in YFV been consummated on the dates indicated and should not be construed as being representative of the Company's future results of operations or financial position.

The unaudited pro forma financial information contained herein should be read in conjunction with the financial statements and notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, Current Report on Form 8-K dated August 16, 2013, and Quarterly Report on Form 10-Q for the nine months ended September 30, 2013.

VISTEON CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions, except per share amounts)

	Nine Months Ended September 30, 2013
	As Reported	Adjustments	Notes	Pro Forma
Sales	$5,481	$—		$5,481
Cost of sales	4,999	—		4,999
Gross margin	482	—		482
Selling, general and administrative expenses	264	—		264
Equity in net income of non-consolidated affiliates	134	(100)	(a)	34
Restructuring expense	33	—		33
Interest expense	36	—		36
Interest income	(8)	—		(8)
Other expense (income), net	20	—		20
Income before income taxes	271	(100)		171
Provision for income taxes	41	(10)	(b)	31
Net income	230	(90)		140
Net income attributable to non-controlling interests	53	—		53
Net income attributable to Visteon Corporation	$177	$(90)		$87

Basic and diluted per share data:
Basic earnings per share attributable to Visteon Corporation	3.51	(1.79)		1.72
Diluted earnings per share attributable to Visteon Corporation	3.44	(1.75)		1.69

See accompanying notes to the unaudited pro forma consolidated financial statements.

VISTEON CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions, except per share amounts)

	Year Ended December 31, 2012
	As Reported	Adjustments	Notes	Pro Forma
Sales	$6,857	$—		$6,857
Cost of sales	6,268	—		6,268
Gross margin	589	—		589
Selling, general and administrative expenses	369	—		369
Equity in net income of non-consolidated affiliates	226	(181)	(a)	45
Restructuring expense	79	—		79
Interest expense	49	—		49
Interest income	(14)	—		(14)
Other expense (income), net	41	(536)	(c)	(495)
Income before income taxes	291	355		646
Provision for income taxes	121	36	(b)	157
Net income from continuing operations	170	319		489
Loss from discontinued operations, net of tax	(3)	—		(3)
Net income	167	319		486
Net income attributable to non-controlling interests	67	—		67
Net income attributable to Visteon Corporation	$100	$319		$419

Basic and diluted per share data:
Basic earnings per share attributable to Visteon Corporation	1.89	6.03		7.92
Diluted earnings per share attributable to Visteon Corporation	1.88	5.98		7.86

See accompanying notes to the unaudited pro forma consolidated financial statements.

VISTEON CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
(Dollars in millions)

	September 30, 2013
	As Reported	Adjustments	Notes	Pro Forma
ASSETS
Cash and equivalents	$837	$842	(d)	$1,679
Restricted cash	25	—		25
Accounts receivable, net	1,139	—		1,139
Inventories	454	—		454
Other current assets	269	—		269
Total current assets	2,724	842		3,566

Property and equipment, net	1,307	—		1,307
Equity in net assets of non-consolidated affiliates	837	(639)	(e)	198
Intangible assets, net	300	—		300
Other non-current assets	136	—		136
Total assets	$5,304	$203		$5,507

LIABILITIES AND EQUITY
Short-term debt, including current portion of long-term debt	$130	$—		$130
Accounts payable	1,056	—		1,056
Accrued employee liabilities	193	—		193
Other current liabilities	254	—		254
Total current liabilities	1,633	—		1,633

Long-term debt	677	—		677
Employee benefits	571	—		571
Deferred tax liabilities	177	—		177
Other non-current liabilities	161	(52)	(f)	109

Stockholders' equity:
Preferred stock (par value $0.01, 50 million shares authorized, non outstanding at September 30, 2013)	—	—		—
Common stock (par value $0.01, 250 million shares authorized, 54 million shares issued, 49 million shares outstanding at September 30, 2013)	1	—		1
Stock warrants	6	—		6
Additional paid-in capital	1,265	—		1,265
Retained earnings	443	286	(g)	729
Accumulated other comprehensive loss	(106)	(31)	(h)	(137)
Treasury stock	(296)	—		(296)
Total Visteon Corporation stockholders' equity	1,313	255		1,568
Non-controlling interests	772	—		772
Total equity	2,085	255		2,340
Total liabilities and equity	$5,304	$203		$5,507

See accompanying notes to the unaudited pro forma consolidated financial statements.

VISTEON CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Overview of Proforma Financial Statements

The unaudited pro forma consolidated statements of operations illustrate the results of operations as if the sale of the Company's 50% ownership interest in YFV had occurred on January 1, 2012. The unaudited pro forma consolidated balance sheet illustrates the financial position as of September 30, 2013 as if the sale of the Company's 50% ownership interest in YFV had occurred on September 30, 2013. The unaudited pro forma financial information is for informational purposes only and is not necessarily indicative of the operating results or financial position that would be achieved had the Company's sale of its 50% equity ownership interest in YFV been consummated on the dates indicated and should not be construed as being representative of the Company's future results of operations or financial position.

Proforma Adjustments

Pro forma adjustments are based upon information available at the time of preparation and reflect certain assumptions that the Company believes are reasonable under the circumstances. Accordingly, the pro forma adjustments are preliminary and subject to revision and the actual amounts ultimately reported could differ from these estimates. The following pro forma adjustments were made to reflect the sale of the Company's 50% equity ownership interest in YFV:

(a)	Adjustment reflects the exclusion of equity earnings from YFV for the periods presented.

(b)	Provision for income taxes were adjusted as follows:
		Twelve Months	Nine Months
		Ended	Ended
		December 31, 2012	September 30, 2013

	Eliminate dividend withholding tax on excluded equity earnings of YFV	$(18)	$(10)
	Capital gain tax on proceeds from sale of 50% ownership interest in YFV	86	—
	Eliminate accrued taxes on undistributed equity earnings of YFV	(32)	—
	Total	$36	$(10)

(c)	Adjustment reflects the estimated gain on sale of the Company's 50% ownership interest in YFV.
			Twelve Months
			Ended
			December 31, 2012

	Cash proceeds received from the sale of the Company's 50% ownership interest in YFV		$928
	Net book value of the Company's investment in YFV at 1/1/2012		(408)
	Reclassification of foreign currency translation adjustments attributable to YFV		16
	Total estimated pre-tax gain		$536

(d)	Adjustment reflects $928 million of cash proceeds received from the sale of the Company's 50% ownership interest in YFV, net of estimated capital gain tax withheld of $86 million.

(e)	Adjustment reflects the elimination of the $639 million carrying value of the Company's investment in the net assets of YFV at September 30, 2013.

(f)	Adjustment reflects changes in non-current deferred tax liabilities associated with the sale of the Company's 50% equity ownership interest in YFV.

(g)	Adjustment reflects the net impact of the Company's sale of its 50% equity ownership interest in YFV.

(h)	Adjustment reflects the reclassification of foreign currency translation adjustments attributable to the Company's investment in YFV.